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                                                    EXHIBIT 11

                                               COASTCAST CORPORATION

                                         COMPUTATION OF PER SHARE EARNINGS

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
                                                                                     THREE MONTHS ENDED MARCH 31,
                                                                                     -----------------------------
                                                                                         1999             1998
                                                                                     ------------     ------------
Common stock outstanding at beginning of period                                        7,989,404        8,849,005
Exercise of options                                                                            -          110,045
Repurchase of common stock                                                               (56,200)               -
                                                                                     ------------     ------------
                                                                                     ------------     ------------
Common stock outstanding at end of period                                              7,933,204        8,959,050
                                                                                     ------------     ------------
                                                                                     ------------     ------------

Weighted average shares outstanding, for computation of basic EPS                      7,972,926        8,892,761

Dilutive effect of stock options after application of treasury stock method                5,120          338,221
                                                                                     ------------     ------------

Total diluted weighted average shares outstanding, for computation of
   diluted earnings per share                                                          7,978,046        9,230,982
                                                                                     ------------     ------------
                                                                                     ------------     ------------

Net income                                                                           $ 2,306,000      $ 4,018,000
                                                                                     ------------     ------------
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Net income per common share - basic                                                       $ 0.29           $ 0.45
                                                                                     ------------     ------------
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Net income per common and common equivalent share - diluted                               $ 0.29            $ 0.44
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